EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 23, 2009 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) relating to the consolidated financial statements of Bion Environmental Technologies, Inc. and subsidiaries as of June 30, 2009 and for each of the years in the two-year period ended June 30, 2009.



/s/ GHP HORWATH, P.C.

Denver, Colorado
October 16, 2009